UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

GRAPHJET TECHNOLOGY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41070	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit No. L4-E-8, Enterprise 4 Technology Park Malaysia Bukit Jalil Kuala Lumpur, Malaysia	57000
(Address of principal executive offices)	(Zip Code)

+60 018 272 7799

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	GTI	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GTIWW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2024, Graphjet Technology (the “Company”), received a notice from Tham Choi Kuen (“Ms. Kuen”), who served as the Chief Financial Officer (the “CFO”) of the Company, of her decision to resign as the CFO of the Company due to health reasons effective immediately. In her role as the CFO, Ms. Kuen has served as the Company’s principal financial oﬃcer and principal accounting oﬃcer. Her resignation is not the result of any dispute or disagreement with the Company, the Company’s management, or the Boards on any matter relating to the Company’s operations, policies or practices.

On April 18, 2024, the Board determined that upon Ms. Kuen’ resignation on April 18, 2024, Aiden Lee Ping Wei (“Mr. Aiden Lee”), the Company’s current Chief Executive Officer and director, will serve as the Company’s interim CFO and will assume the roles of principal financial officer and principal accounting officer. The Company is conducting a search for a permanent CFO.

Mr. Aiden Lee, age 35, is the Chief Executive Officer of the Company. Mr. Aiden Lee has served as Graphjet Sdn. Bhd. Technology Chief Executive Officer and Executive Director since its inception. Previously, Mr. Aiden Lee served as a director at MW Renewable Energy Solutions Sdn Bhd, a renewable energy company focusing on providing engineering, procurement, construction and commissioning (“EPCC”) and advisory services to customers, including private and government agencies, from June 2017 to January 2020. In addition, Mr. Aiden Lee has served as a member of the board of directors of HB Global Ltd. and Sand Nisko Capital Bhd. (KLSE: SNC) since February 2022 and March 2021, respectively. From December 2017 to July 2020, he served as a director at C&M Renewable Energy Technology Sdn. Bhd., a company that provides engineering services, EPCC, advisory works, designs and builds businesses with more than RM200 million projects with local companies as well as prestigious universities in Malaysia, involving renewable energies. Mr. Aiden Lee has more than 10 years of experience in engineering, construction, property development, telecommunications, energy and utilities industries serving in various capacities as Project Director and Corporate Finance Director of various listed companies handling corporate finance and group finance. He was the Director and Managing Director of several local energy and utilities companies. He has managed and completed billions worth of highly claimed projects in China, Hong Kong and Malaysia. Mr. Aiden Lee graduated from Tunku Abdul Rahman University College with a degree in E-Commerce and Marketing and advanced degree in Corporate Finance from Tunku Abdul Rahman University College as well.

Mr. Aiden Lee has no family relationship with any director or executive officer of the Company and has not been a party to any transaction with the Company that is required to be reported in this Current Report on Form 8-K.

As of the date of this report, no new compensatory arrangements have been entered into in connection with the appointment of Mr. Aiden Lee as interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graphjet Technology

Date: April 19, 2024	By:	/s/ Aiden Lee Ping Wei
	Name:	Aiden Lee Ping Wei
	Title:	Chief Executive Officer

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